1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:  215-619-2700
                                                         Fax: 215-619-7841
Contacts:
Tom Lynn of C&D:  215-619-7848
Joseph Crivelli of Gregory FCA, for C&D:  610-642-8253

                              FOR IMMEDIATE RELEASE

                     C&D Technologies Announces Phase Two of
                  Revitalization Plan for Motive Power Products

BLUE BELL, PA, April 6, 2006 - C&D Technologies, Inc. (NYSE: CHP), today announced the initiation of phase two of a revitalization plan for Motive Power products.

"When I started at C&D Technologies nine months ago, we announced to the marketplace that C&D was committed to the Motive Power Market and would be moving forward with a revitalization plan for the business," said Dr. Jeffrey Graves, CEO of C&D Technologies. "Over the last two quarters, C&D has successfully passed the first milestones of this plan, with revenues significantly increasing and channel partners and customers returning to our business. We are now ready for the second phase of our plan."

Phase Two of our revitalization plan for Motive Power includes the following:

o      Launching  new products to open up over $150 million of  unaddressed markets:
       o In May 2005, C&D launched an 'Easy Maintenance' battery, the EM-LINE (TM), which was a first step in addressing a growing market segment for lower maintenance products.
       o In the fourth quarter of this year, C&D will take a major step forward in the market by officially launching a new generation of 'sealed batteries' that will embody the leading technology in the industry. Results of beta-tests of this product with customers in the
          field  have  greatly   exceeded  our expectations,  and  we  will  be
          investing over $1 million in our Leola, Pennsylvania battery plant to bring this product to market.

o      Expanding Distribution Centers:
       o The establishment of our new Distribution Center in Hidalgo, Texas in the fourth quarter of last year was well received by our customers, leading to enhanced service and improved delivery times. Over the next six months, we will be expanding the Hidalgo Distribution Center to ensure 48-hour delivery on all of our key Motive products.
       o In addition, C&D is opening a new Distribution Center in Leola, PA, to provide this enhanced level of service to our customers in all Northeastern locations. This Center will be fully operational by July 2006. Further locations will be considered as our business growth continues to accelerate.

o      Manufacturing Focus:
       o Production of the flagship product, C-LINE (TM) CLASSIC will be moved to C&D's most modern lead acid battery manufacturing plant located in Reynosa, Mexico. This plant has 250,000 square feet of production space available, and space to grow as we continue to improve our position in the motive power market. Currently our V-LINE (TM) and EM-LINE of Motive products are manufactured in this plant, and we now have an experienced, well-trained and stable workforce in place, armed with the most modern tools and methods for driving continuous improvement throughout the operation.
       o The manufacturing relocation will be largely completed by August 2006, costing approximately $2,500,000, and resulting in savings of over $3,500,000 on an annualized basis with the closure of C&D's Huguenot, New York facility.

Dr. Graves continued, "The combination of these actions will enable significant top line growth, while improving our cost structure for the business. We remain excited about the future and believe more than ever that Motive Power will be a strong business for C&D for years to come."

Forward-looking  Statements:
This press release may contain forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2005, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.
SOURCE: C&D Technologies, Inc.

                                      # # #

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), motive (material handling), telecommunications, and uninterruptible power supply (UPS) as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit www.cdtechno.com.

C&D(R) is a registered trademark of C&D Technologies, Inc.